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                                                                       EXHIBIT 5

                                  MAY 8, 2002

LifePoint, Inc.
1205 S. DuPont Street
Ontario, CA 91716

Dear Sirs and Madams:

     We refer to the Third Amendment to the Registration Statement on Form S-3, File No. 333-74172 (the "Registration Statement"), to be filed by LifePoint, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 11,060,419 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), to be offered by the holders thereof named in the table under the caption "Selling Stockholders" in the Prospectus constituting Part I of the Registration Statement (the "Prospectus"). Of such shares, (a) an aggregate of 303,513 shares have been issued to the purchasers of the Company's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock"), as of September 30, 2001, December 31, 2001 and March 31, 2002 upon the redemption of Premium with respect to their shares and (b) an aggregate of 12,186 shares were issued to certain of the holders of the Series C Preferred Stock as compensation to them for the delay in closing with them, or an aggregate of 315,699 shares of the Common Stock which are outstanding. Additionally, the Registration Statement includes
(1) an aggregate of 4,597,002 shares (the "Shares") of the Common Stock which will be offered by the holders thereof upon the conversion of 393,916 shares of the Series C Preferred Stock, which shares of the Series C Preferred Stock were purchased by the holders thereof in the Company's private placement closed in June and September, 2001 (the "Offering") pursuant to Regulation D under the Securities Act; (2) an aggregate of 5,072,129 shares (the "Underlying Shares") of the Common Stock which will be offered by the holders thereof when and if such holders exercise (a) Common Stock purchase warrants expiring June 19, 2006 (the "Investor Warrants") to purchase an aggregate of 4,597,002 shares of the Common Stock which were sold to them as part of units in the Offering; (b) Common Stock purchase warrants expiring June 19 or September 27, 2006 (the "Placement Agent Warrants") to purchase an aggregate of 444,792 shares of the Common Stock issued to the holder as compensation for its services as placement agent for the Offering; and (c) Common Stock purchase warrants expiring June 19 or September 27, 2006 (the "Finder's Warrants") to purchase an aggregate of 30,335 shares of the Common Stock issued to the holders as compensation for their services or their transferors as finders with respect to the Offering; and
(3) 1,075,589 shares of the Common Stock which is the Company's current estimate as to the shares issuable upon the redemption of the Premium with respect to the shares of the Series C Preferred Stock during the period between June 30, 2002 and June 30, 2004.

     We have examined the Restated Certificate of Incorporation of the Company, its By-Laws, its minutes and other corporate proceedings and corporate records relating to the authorization and, where applicable, the issuance of the Shares, the Investor Warrants, the Placement Agent's Warrants, the Finders Warrants, the Underlying Shares and the shares issued or to be issued upon redemption of Premium or issued as additional compensation to certain Selling Stockholders Shares and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.

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     Based upon such examination and review, it is our opinion that:

          1. The Company is duly organized and validly under the laws of the State of Delaware.

          2. The 315,699 shares issued upon redemption of Premium or as additional compensation are validly issued, fully paid and non-assessable.

          3. The Shares will be, upon the conversion of the shares of the Series C Preferred Stock, and the Underlying Shares will be, when issued in accordance with the respective terms of the Investor Warrants, the Placement Agent Warrants or the Finders Warrants, validly issued, fully paid and non-assessable. In addition, the shares of the Common Stock to be issued in redemption of Premium, when issued, will be validly issued, fully paid and non-assessable.

     In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" included in the Prospectus.

                                              Very truly yours,

                                                 /s/ WACHTEL & MASYR, LLP

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